AVAYA CLEANSING MATERIALS May 2017 Confidential – Subject to NDA

2 $97 $90 $80 $41 $43 $48 $43 $34 $16 $47 $49 $46 $21 $19 $33 $28 $24 $12 $21 $16 $16 $16 $16 $16 $16 $16 $15 $26 $24 $24 $24 $23 $24 $23 $24 $24 $192 $178 $165 $102 $101 $120 $111 $96 $68 $- $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 2022 2023 2024 2025 US pension (APPSE) US pension (APP) US OPEB Non-US pension ADDITIONAL CLEANSING MATERIALS Avaya Pension and OPEB Cash Outflow Projections FY17  FY25 ($M) 1 Notes: 1. Germany pension costs total approximately 98% of Non-US pension costs 2. Includes foreign entities and US non-guarantor entities 3. As described in the Company’s 4/14/17 SEC 8-K filing 4. Adjustments made to Foreign Reported Adj. EBITDA to determine Foreign Pro Forma Adj. EBITDAP are not performed on an entity by entity basis, however, for purposes of this analysis it is assumed that these adjustments substantially relate to activity at Sierra and Sierra’s direct / indirect subsidiaries  Forecasted pension and OPEB cash outflows are presented in the chart below, including breakout of US pension between APPSE (Avaya Pension Plan for Salaried Employees) and APP (Avaya Pension Plan) components  The Company projects ~$125M in U.S. qualified pension minimum funding contribution catch-up to be made upon emergence from Chapter 11; comprised of ~$88M for APPSE and ~$37M for APP  Projected 9/30/17 net underfunded status of ~$535M for APPSE and ~$267M for APP, based on analysis by the Company’s actuaries  The foreign2 portion of FY16 Pro Forma Adjusted EBITDAP3 was $218 million, of which approximately 94%4 relates to Sierra and Sierra’s direct / indirect subsidiaries Confidential – Subject to NDA